Exhibit 99.3

UNAUDITED COMBINED PRO FORMA FINANCIAL DATA

On June 5, 2007, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with MICA Microwave Corporation, a California corporation (“MICA”) whereby MICA became a wholly-owned subsidiary of Micronetics. Pursuant to the terms and conditions of the Merger Agreement, the Company acquired all of the common stock of MICA for $3.0 million in cash and $2.0 million in shares of Micronetics’ common stock, (248,135) subject to a post-closing adjustment based upon MICA’s net worth on the closing date.

Additional legal and other fees for the acquisition totaled approximately $194,000, bringing the net purchase price consideration to $5.1 million.

The unaudited pro forma balance sheet is presented based upon the Micronetics audited balance sheet for March 31, 2007 and the unaudited balance sheet of MICA as of April 30, 2007, and reflects the acquisition as if it had occurred on March 31, 2007. In addition, all material adjustments which are considered necessary by management for presentation in accordance with generally accepted accounting principles have been included.

The unaudited pro forma Statement of Operations for the fiscal year ended March 31, 2007 is based upon the audited Statement of Operations of Micronetics for the fiscal year ended March 31, 2007 and the unaudited Statement of Operations of MICA for the fiscal year ended April 30, 2007 and reflects the acquisition as if it had occurred on April 1, 2006.

The pro forma financial data do not purport to represent what Micronetics’ combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of Micronetics’ combined financial position or results of operations for any future period. Historical unaudited pro forma combined financial statements should be read in conjunction with:

(1) Micronetics’ consolidated financial statements and notes thereto for the year ended March 31, 2007 as reported in the Company’s Annual Report on Form 10-KSB.

(2) MICA’S audited financial statements and notes thereto as of and for the years ended October 31, 2006 and 2005, included as Exhibit 99.1 of this Form 8-K/A.

(3) MICA’S unaudited financial statements as of April 30, 2007, included as Exhibit 99.2 of this Form 8-K/A.

(4) Micronetics’ Current Report on Form 8-K previously filed on June 7, 2007.

Micronetics, Inc. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

	As of
	Micronetics March 31, 2007 (A)	MICA April 30, 2007 (B)	Pro-Forma Adjustments		Pro-Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,058,524	$—	$(2,997,532	)(1)	$4,060,992
Accounts receivable, net of allowance for doubtful accounts of $297,886 and $0 in March 31, 2007 for Micronetics and MICA, respectively	3,932,029	905,929	—		4,837,958
Inventories, net	5,548,691	1,300,102	—		6,848,793
Deferred tax asset	—	153,196	—		153,196
Prepaid expenses and other current assets	784,649	18,715	—		803,364

Total current assets	17,323,893	2,377,942	(2,997,532)		16,704,303

Property, Plant and Equipment -net	4,017,465	479,900	—		4,497,365
Other assets:
Security deposits	12,302	13,825	—		26,127
Other long term assets	138,493	—	(104,026	)(1)	34,467
Intangible assets, net of accumulated amortization	2,344,364	—	1,750,000	(1)	4,094,364
Goodwill	5,982,709	—	2,833,458	(1)	8,816,167

Total other assets	8,477,868	13,825	4,479,432		12,971,125

TOTAL ASSETS	$29,819,226	$2,871,667	$1,481,900		$34,172,793

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	—	524,259	—		524,259
Current portion of long-term debt	$1,449,443	$104,960	—		$1,554,403
Accounts payable	695,142	344,527	—		1,039,669
Accrued expenses	3,342,365	343,369	90,112	(1)	3,775,846
Income taxes payable	—	170,312	—		170,312

Total current liabilities	5,486,950	1,487,427	90,112		7,064,489

Long-term debt, net of current portion	5,633,386	23,678	—		5,657,064
Deferred tax liability	721,917	52,382	700,000	(1)	1,474,299

Total liabilities	11,842,253	1,563,487	790,112		14,195,852

Shareholders’ equity:
Preferred stock - $0.10 par value; 100,000 shares authorized; no shares issued and outstanding
Common stock - $0.01 par value; 10,000,000 shares authorized; 5,025,457 shares issued as of March 31, 2007	50,255	372,690	(370,209	)(1)	52,736
Additional paid-in capital	8,541,274	—	1,997,487	(1)	10,538,761
Retained earnings	10,912,458	935,490	(935,490	)(1)	10,912,458

	19,503,987	1,308,180	691,788		21,503,955
Treasury stock at cost, 358,541 shares at March 31, 2007	(1,527,014)	—	—		(1,527,014)

Total stockholders’ equity	17,976,973	1,308,180	691,788		19,976,941

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,819,226	$2,871,667	$1,481,900		$34,172,793

The accompanying notes are an integral part of these financial statements

Micronetics, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended March 31, 2007

	Micronetics Year ended March 31, 2007 (A)	MICA Year ended April 30, 2007 (B)	Pro-Forma Adjustments		Pro-Forma Combined
Net sales	$23,690,236	$5,362,607	—		$29,052,843
Cost of sales	14,313,091	3,996,999	—		18,310,090

Gross profit	9,377,145	1,365,608	—		10,742,753

Operating expenses:
Research and development	782,329	—	—		782,329
Selling, general and administrative	5,684,165	1,177,005	$—		6,861,170
Amortization of intangible assets	751,819	—	278,000	(2)	1,029,819

Total operating expenses	7,218,313	1,177,005	278,000		8,673,318

Income from operations	2,158,832	188,603	(278,000)		2,069,435

Other (expense) income
Interest income	195,641	650	(120,000	)(3)	76,291
Interest expense	(428,988)	(63,981)	(107,000	)(4)	(599,969)
Rental income	33,425	—	—		33,425
Miscellaneous (income) expense	43,679	(303)	—		43,376

Total other (expense)	(156,243)	(63,634)	(227,000)		(446,877)

Income before provision for income taxes	2,002,589	124,969	(505,000)		1,622,558
Provision for income taxes	961,869	33,218	(196,950	)(5)	798,137

Net income	$1,040,720	$91,751	$(308,050)		$824,421

Earnings per common share:
Basic	$0.22				$0.17

Diluted	$0.22				$0.16

Weighted average common shares outstanding:
Basic	4,637,528				4,885,663	(6)
Diluted	4,789,232				5,037,367	(6)

The accompanying notes are an integral part of these financial statements

Notes to Unaudited Pro Forma Combined Financial Statements

(A)	As reported in the Company’s audited consolidated financial statements included in its annual report of form 10-KSB for the fiscal year ended March 31, 2007, as filed with the SEC. Proforma adjustments reflect only those adjustments which are factually determined and don’t include the impact of contingencies which will not be known until the resolution of the contingency. The allocation of the purchase price relating to this acquisition is preliminary pending the finalization of the Company’s review of certain accounts and the finalization of the appraisal of identifiable intangible assets.
(B)	Derived from MICA’s unaudited financial statements for the period from May 1, 2006 – April 30, 2007. In the opinion of management, all adjustments consisting of normal and recurring adjustments considered necessary for a fair presentation of the results of operations for the period presented have been included.
(1)	Represents the adjustment for the fair value allocation of purchase price relating to the acquisition of MICA Microwave Corporation. Total acquisition price for MICA ($5.0 million) consisting of $3 million of cash and $2 million in shares of Micronetics common stock, net MICA assets acquired of $1,308,180, fair market valuation of MICA intangible assets of $1,750,000 and the associated deferred tax liability of $700,000 and acquisition costs of $194,138, net of cash acquired.
(2)	Represents the amortization on the intangible assets of MICA assuming the transaction had taken place on April 1, 2006.
(3)	Represents the net impact on interest income from the use of $3 million of cash to fund the acquisition of MICA.
(4)	Represents the net impact on interest expense related to the debt acquired for the MICA acquisition.
(5)	Represents the tax impact of the net pro-forma adjustments related to the MICA acquisition.
(6)	Represents the impact from the 248,135 shares issued as a result of the MICA acquisition.